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                        MORGAN STANLEY DEAN WITTER FUNDS
                              MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18f-3

INTRODUCTION

    This plan (the "Plan") is adopted pursuant to Rule 18f-3(d) of the Investment Company Act of 1940, as amended (the "1940 Act"), effective as of July 28, 1997, and amended as of June 22, 1998, August 15, 2000, December 1, 2000 and March 12, 2001. The Plan relates to shares of the open-end investment companies to which Morgan Stanley Dean Witter Advisors Inc. acts as investment manager, that are listed on Schedule A, as may be amended from time to time (each, a "Fund" and collectively, the "Funds"). The Funds are distributed pursuant to a system (the "Multiple Class System") in which each class of shares (each, a "Class" and collectively, the "Classes") of a Fund represents a pro rata interest in the same portfolio of investments of the Fund and differs only to the extent outlined below.

I.  DISTRIBUTION ARRANGEMENTS

    One or more Classes of shares of the Funds are offered for purchase by investors with the sales load structures described below. In addition, pursuant to Rule 12b-1 under the 1940 Act, the Funds have each adopted a Plan of Distribution (the "12b-1 Plan") under which shares of certain Classes are subject to the service and/or distribution fees ("12b-1 fees") described below.

1.  CLASS A SHARES

    Class A shares are offered with a front-end sales load ("FESL"). The schedule of sales charges applicable to a Fund and the circumstances under which the sales charges are subject to reduction are set forth in each Fund's current prospectus. As stated in each Fund's current prospectus, Class A shares may be purchased at net asset value (without a FESL): (i) in the case of certain large purchases of such shares; and (ii) by certain limited categories of investors, in each case, under the circumstances and conditions set forth in each Fund's current prospectus. Class A shares purchased at net asset value may be subject to a contingent deferred sales charge ("CDSC") on redemptions made within one year of purchase. Further information relating to the CDSC, including the manner in which it is calculated, is set forth in paragraph 6 below. Class A shares are also subject to payments under each Fund's 12b-1 Plan to reimburse Morgan Stanley Dean Witter Distributors Inc. ("MSDW Distributors"), Dean Witter Reynolds Inc. ("DWR"), its affiliates and other broker-dealers for distribution expenses incurred by them specifically on behalf of the Class, assessed at an annual rate of up to 0.25% of average daily net assets. The entire amount of the 12b-1 fee represents a service fee within the meaning of National Association of Securities Dealers, Inc. ("NASD") guidelines.

2.  CLASS B SHARES

    Class B shares are offered without a FESL, but will in most cases be subject to a six-year declining CDSC which is calculated in the manner set forth in paragraph 6 below. The schedule of CDSC charges applicable to each Fund is set forth in each Fund's current prospectus. With the exception of certain of the Funds which have a different formula described below (Morgan Stanley Dean Witter American Opportunities Fund, Morgan Stanley Dean Witter Natural Resource Development Securities Inc., Morgan Stanley Dean Witter Strategist Fund and Morgan Stanley Dean Witter Dividend Growth Securities

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Inc.)(1), Class B shares are also subject to a fee under each Fund's respective
12b-1 Plan, assessed at the annual rate of up to 1.0% of either: (a) the lesser of (i) the average daily aggregate gross sales of the Fund's Class B shares since the inception of the Fund (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the Fund's inception upon which a CDSC has been imposed or waived, or (ii) the average daily net assets of Class B; or (b) the average daily net assets of Class B. A portion of the 12b-1 fee equal to up to 0.25% of the Fund's average daily net assets is characterized as a service fee within the meaning of the NASD guidelines and the remaining portion of the 12b-1 fee, if any, is characterized as an asset-based sales charge. Also, Class B shares have a conversion feature ("Conversion Feature") under which such shares convert to Class A shares after a certain holding period. Details of the Conversion Feature are set forth in Section IV below.

3.  CLASS C SHARES

    Class C shares are offered without imposition of a FESL, but will in most cases be subject to a CDSC of 1.0% on redemptions made within one year after purchase. Further information relating to the CDSC is set forth in paragraph 6 below. In addition, Class C shares, under each Fund's 12b-1 Plan, are subject to 12b-1 payments to reimburse MSDW Distributors, DWR, its affiliates and other broker-dealers for distribution expenses incurred by them specifically on behalf of the Class, assessed at the annual rate of up to 1.0% of the average daily net assets of the Class. A portion of the 12b-1 fee equal to up to 0.25% of the Fund's average daily net assets is characterized as a service fee within the meaning of NASD guidelines. Unlike Class B shares, Class C shares do not have the Conversion Feature.

4.  CLASS D SHARES

    Class D shares are offered without imposition of a FESL, CDSC or a 12b-1 fee for purchases of Fund shares by (i) investors meeting an initial minimum investment requirement and (ii) certain other limited categories of investors, in each case, as may be approved by the Boards of Directors/Trustees of the Funds and as disclosed in each Fund's current prospectus. Class D shares may not be offered for purchases of Fund shares made through certain investment programs approved by MSDW Distributors.

5.  ADDITIONAL CLASSES OF SHARES

    The Boards of Directors/Trustees of the Funds have the authority to create additional Classes, or change existing Classes, from time to time, in accordance with Rule 18f-3 under the 1940 Act.

6.  CALCULATION OF THE CDSC

    Any applicable CDSC is calculated based upon the lesser of net asset value of the shares at the time of purchase or at the time of redemption. The CDSC does not apply to amounts representing an increase in

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(1)The payments under the 12b-1 Plan for each of Morgan Stanley Dean Witter
American Opportunities Fund, Morgan Stanley Dean Witter Natural Resource Development Securities Inc. and Morgan Stanley Dean Witter Dividend Growth Securities Inc. are assessed at the annual rate of 1.0% of the lesser of:
(a) the average daily aggregate gross sales of the Fund's Class B shares since the inception of the Fund's Plan (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the Plan's inception upon which a CDSC has been imposed or waived, or (b) the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, since inception of the Plan. The payments under the 12b-1 Plan for the Morgan Stanley Dean Witter Strategist Fund are assessed at the annual rate of: (i) 1% of the lesser of (a) the average daily aggregate gross sales of the Fund's Class B shares since the effectiveness of the first amendment of the Plan on November 8, 1989 (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the effectiveness of the first amended Plan, upon which a CDSC has been imposed or waived, or (b) the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, since the effectiveness of the first amended Plan; plus (ii) 0.25% of the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, prior to effectiveness of the first amended Plan.

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share value due to capital appreciation and shares acquired through the reinvestment of dividends or capital gains distributions. The CDSC schedule applicable to a Fund and the circumstances in which the CDSC is subject to waiver are set forth in each Fund's prospectus.

II.  EXPENSE ALLOCATIONS

    Expenses incurred by a Fund are allocated among the various Classes of shares pro rata based on the net assets of the Fund attributable to each Class, except that 12b-1 fees relating to a particular Class are allocated directly to that Class. In addition, other expenses associated with a particular
Class (except advisory or custodial fees), may be allocated directly to that Class, provided that such expenses are reasonably identified as specifically attributable to that Class and the direct allocation to that Class is approved by the Fund's Board of Directors/Trustees.

III.  CLASS DESIGNATION

    All shares of the Funds held prior to July 28, 1997 (other than the shares held by certain employee benefit plans established by DWR, shares of Funds offered with a FESL, and shares of Morgan Stanley Dean Witter Balanced Growth Fund and Morgan Stanley Dean Witter Balanced Income Fund) have been designated Class B shares. Shares held prior to July 28, 1997 by such employee benefit plans have been designated Class D shares. Shares held prior to July 28, 1997 of Funds offered with a FESL have been designated Class D shares. In addition, shares of Morgan Stanley Dean Witter American Opportunities Fund purchased prior to April 30, 1984, shares of Morgan Stanley Dean Witter Strategist Fund purchased prior to November 8, 1989 and shares of Morgan Stanley Dean Witter Natural Resource Development Securities Inc. and Morgan Stanley Dean Witter Dividend Growth Securities Inc. purchased prior to July 2, 1984 (with respect to such shares of each Fund, including such proportion of shares acquired through reinvestment of dividends and capital gains distributions as the total number of shares acquired prior to each of the preceding dates in this sentence bears to the total number of shares purchased and owned by the shareholder of that Fund) have been designated Class D shares. Shares of Morgan Stanley Dean Witter Balanced Growth Fund and Morgan Stanley Dean Witter Balanced Income Fund held prior to July 28, 1997 have been designated Class C shares except that shares of Morgan Stanley Dean Witter Balanced Growth Fund and Morgan Stanley Dean Witter Balanced Income Fund held prior to July 28, 1997 that were acquired in exchange for shares of an investment company offered with a CDSC have been designated Class B shares and those that were acquired in exchange for shares of an investment company offered with a FESL have been designated Class A shares.

IV.  CONVERSION FEATURES

1.  CLASS B TO CLASS A

    Class B shares held before May 1, 1997 will convert to Class A shares in May, 2007, except that Class B shares which were purchased before July 28, 1997 by trusts for which Morgan Stanley Dean Witter Trust FSB ("MSDW Trust") provides discretionary trustee services converted to Class A shares on August 29, 1997 (the CDSC was not applicable to such shares upon the conversion). In all other instances, Class B shares of each Fund will automatically convert to Class A shares, based on the relative net asset values of the shares of the two
Classes on the conversion date, which will be approximately ten (10) years after the date of the original purchase. Conversions will be effected once a month. The 10 year period will be calculated from the last day of the month in which the shares were purchased or, in the case of Class B shares acquired through an exchange or a series of exchanges, from the last day of the month in which the original Class B shares were purchased, provided that shares originally purchased before May 1, 1997 will convert to Class A shares in May, 2007. Except as set forth below, the conversion of shares purchased on or after May 1, 1997 will take place in the month following the tenth anniversary of the purchase. There will also be converted at that time such proportion of Class B shares acquired through automatic reinvestment of dividends owned by the shareholder as the total number of his or her Class B shares converting at the time bears to the total number of outstanding Class B shares purchased and owned by the shareholder. In the case of Class B shares held by an "MSDW Eligible Plan" (as such term is defined in the prospectus of each Fund), all Class B shares will convert to Class A shares on the conversion date of the first shares of a Fund purchased by that plan. In the case of Class B shares previously exchanged for shares of Morgan Stanley Dean Witter North American

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Government Income Trust, Morgan Stanley Dean Witter Short-Term U.S. Treasury
Trust, a "Money Market Fund" or a 'No-Load Fund' (as such terms are defined in the prospectus of each Fund), the period of time the shares were held in any of such Funds (calculated from the last day of the month in which the shares of any of such Funds were acquired) is excluded from the holding period for conversion. If those shares are subsequently re-exchanged for Class B shares of a Fund, the holding period resumes on the last day of the month in which Class B shares are reacquired.

    Effectiveness of the Conversion Feature is subject to the continuing availability of a ruling of the Internal Revenue Service or an opinion of counsel to the effect that (i) the conversion of shares does not constitute a taxable event under the Internal Revenue Code; (ii) Class A shares received on conversion will have a basis equal to the shareholder's basis in the converted Class B shares immediately prior to the conversion; and (iii) Class A shares received on conversion will have a holding period that includes the holding period of the converted Class B shares. The Conversion Feature may be suspended if the Ruling or opinion is no longer available. In such event, Class B shares would continue to be subject to Class B fees under the applicable Fund's 12b-1 Plan.

2.  CHOICE PROGRAM CONVERSIONS

    On December 8, 2000, all Class A shares held through the Morgan Stanley Dean Witter Choice Program (the "Choice Program") were automatically converted to Class D shares in the same Fund.

    All Class D shares held through the Choice Program will automatically be converted to Class A shares in the same Fund at such time as those Fund shares are no longer held through the Choice Program (unless the affected shareholder is otherwise eligible to purchase Class D shares). All conversions will be effected based on then current relative net asset values of the shares of the two Classes on the conversion date. Effectiveness of these conversions is subject to the continuing availability of an opinion of counsel to the effect that the conversion of shares does not constitute a taxable event under the Internal Revenue Code.

V.  EXCHANGE PRIVILEGES

    Shares of each Class may be exchanged for shares of the same Class of the other Funds and for shares of certain other investment companies without the imposition of an exchange fee as described in the prospectuses and statements of additional information of the Funds. The exchange privilege of each Fund may be terminated or revised at any time by the Fund upon such notice as may be required by applicable regulatory agencies as described in each Fund's prospectus.

VI.  VOTING

    Each Class shall have exclusive voting rights on any matter that relates solely to its 12b-1 Plan, except that Class B shareholders will have the right to vote on any proposed material increase in Class A's expenses, including payments under the Class A 12b-1 Plan, if such proposal is submitted separately to Class A shareholders. If the amount of expenses, including payments under the Class A 12b-1 Plan, is increased materially without the approval of Class B shareholders, the Fund will establish a new Class A for Class B shareholders whose shares automatically convert on the same terms as applied to Class A before the increase. In addition, each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one
Class differ from the interests of any other Class.

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                        MORGAN STANLEY DEAN WITTER FUNDS
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3
                                   SCHEDULE A
                                AT MAY 21, 2001

 1)    Morgan Stanley Dean Witter 21st Century Trend Fund
 2)    Morgan Stanley Dean Witter All Star Growth Fund
 3)    Morgan Stanley Dean Witter Aggressive Equity Fund
 4)    Morgan Stanley Dean Witter American Opportunities Fund
 5)    Morgan Stanley Dean Witter Balanced Growth Fund
 6)    Morgan Stanley Dean Witter Balanced Income Fund
 7)    Morgan Stanley Dean Witter California Tax-Free Income Fund
 8)    Morgan Stanley Dean Witter Capital Growth Securities
       Morgan Stanley Dean Witter Competitive Edge Fund, "BEST
 9)    IDEAS" PORTFOLIO
10)    Morgan Stanley Dean Witter Convertible Securities Trust
       Morgan Stanley Dean Witter Developing Growth Securities
11)    Trust
12)    Morgan Stanley Dean Witter Diversified Income Trust
13)    Morgan Stanley Dean Witter Dividend Growth Securities Inc.
14)    Morgan Stanley Dean Witter Equity Fund
15)    Morgan Stanley Dean Witter European Growth Fund Inc.
16)    Morgan Stanley Dean Witter Federal Securities Trust
17)    Morgan Stanley Dean Witter Financial Services Trust
18)    Morgan Stanley Dean Witter Fund of Funds
19)    Morgan Stanley Dean Witter Global Dividend Growth Securities
20)    Morgan Stanley Dean Witter Global Utilities Fund
21)    Morgan Stanley Dean Witter Growth Fund
22)    Morgan Stanley Dean Witter Health Sciences Trust
23)    Morgan Stanley Dean Witter High Yield Securities Inc.
24)    Morgan Stanley Dean Witter Income Builder Fund
25)    Morgan Stanley Dean Witter Information Fund
26)    Morgan Stanley Dean Witter Intermediate Income Securities
27)    Morgan Stanley Dean Witter International Fund
28)    Morgan Stanley Dean Witter International SmallCap Fund
29)    Morgan Stanley Dean Witter International Value Equity Fund
30)    Morgan Stanley Dean Witter Japan Fund
31)    Morgan Stanley KLD Social Index Fund
32)    Morgan Stanley Dean Witter Latin American Growth Fund
33)    Morgan Stanley Dean Witter Market Leader Trust
34)    Morgan Stanley Dean Witter Mid-Cap Equity Trust
35)    Morgan Stanley Mid-Cap Value Fund
36)    Morgan Stanley Nasdaq-100 Index Fund
       Morgan Stanley Dean Witter Natural Resource Development
37)    Securities Inc.
38)    Morgan Stanley Dean Witter New Discoveries Fund
39)    Morgan Stanley Dean Witter New York Tax-Free Income Fund
40)    Morgan Stanley Dean Witter Next Generation Trust
41)    Morgan Stanley Dean Witter Pacific Growth Fund Inc.
42)    Morgan Stanley Dean Witter Real Estate Fund
43)    Morgan Stanley Dean Witter Small Cap Growth Fund
44)    Morgan Stanley Dean Witter Special Value Fund
45)    Morgan Stanley Dean Witter S&P 500 Index Fund
46)    Morgan Stanley Dean Witter S&P 500 Select Fund
47)    Morgan Stanley Dean Witter Strategist Fund
48)    Morgan Stanley Dean Witter Tax-Exempt Securities Trust
49)    Morgan Stanley Dean Witter Tax-Managed Growth Fund
50)    Morgan Stanley Dean Witter Technology Fund
51)    Morgan Stanley Dean Witter Total Market Index Fund
52)    Morgan Stanley Total Return Bond Fund
53)    Morgan Stanley Dean Witter Total Return Trust
54)    Morgan Stanley Dean Witter U.S. Government Securities Trust
55)    Morgan Stanley Dean Witter Utilities Fund
56)    Morgan Stanley Dean Witter Value-Added Market Series
57)    Morgan Stanley Dean Witter Value Fund
58)    Morgan Stanley Dean Witter World Wide Income Trust

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